UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                                           May 30, 2009

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

~ 1 ~

Item 1.01.  Entry into a Material Definitive Agreement.

Proposed Transaction with etrials Worldwide Inc.

On May 30, 2009, etrials Worldwide, Inc. (“etrials”), Merge Healthcare Incorporated (the “Registrant”) and Merge Acquisition Corp., a newly formed wholly-owned subsidiary of Registrant (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of etrials (the “Shares”) in exchange for: (i) $0.80 in cash, without interest (the “Cash Consideration”), and (ii) 0.3448 newly issued shares of Registrant’s common stock, par value $0.01 per share, for each share of etrials common stock (collectively, the “Offer Price”). Following the consummation of the Offer, Merger Sub will merge with and into etrials (the “Merger”), and all Shares not acquired in the Offer (other than Shares held by the etrials’ holders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law) will be converted into the right to receive the greater of (i) the Offer Price and (ii) the highest price per Share paid to any holder of etrials common stock pursuant to the Offer, in the same form of consideration paid (the “Merger Consideration”). The Merger Agreement contains customary representations, warranties and covenants by the parties. etrials has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire etrials and to certain restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for etrials and Registrant and provides that, in connection with the termination of the Merger Agreement under specified circumstances, etrials will be required to pay Registrant a termination fee of $500,000, plus reimburse Registrant for reasonable out of pocket expenses up to $250,000.

Registrant agreed that Merger Sub would commence the Offer as promptly as practicable. The Offer will remain open for 20 business days, subject to extensions in certain instances. The obligation to accept for payment and pay for the Shares tendered in the Offer is subject to customary conditions, including, among other things: (i) the tender of a majority of the total number of outstanding Shares, on a fully diluted basis, (ii) Registrant must file a Form S-4 registering the common stock to be issued in the Offer, and such registration statement must go effective, (iii) the absence of any law prohibiting, restraining or enjoining the Offer, (iv) the absence of any material adverse effects on etrials, (v) the accuracy of the representations of etrials, and (vi) compliance with covenants by etrials.

In the Merger Agreement, etrials granted to Registrant and Merger Sub an irrevocable option (the “Top-Up Option”) to purchase, at a per Share price equal to the greater of (i) $1.70 and (ii) an amount equal to the highest price per Share paid pursuant to the Offer, up to that number of newly issued Shares that, when added to the number of Shares, directly or indirectly, owned by Registrant and Merger Sub constitutes one Share more than 90% of the Shares outstanding, on a fully diluted basis. The Top-Up Option is exercisable only after Registrant and Merger Sub own at least 80% of the outstanding Shares and prior to the fifth business day after the expiration date of the Offer or any subsequent offering period, and is not exercisable if the number of Shares that would need to be issued (taken together with the number of Shares outstanding, on a fully diluted basis) exceeds the number of authorized but unissued Shares.

In addition, certain stockholders of etrials have agreed to enter into tender and support agreements pursuant to which such stockholders have committed to accept the Offer and to tender all Shares beneficially owned by them, which represents, in the aggregate, approximately 33% of etrials’ outstanding Shares.

~ 2 ~

Other Information

The foregoing descriptions of the Merger Agreement and the form of Stockholder Support Agreement for the acquisition of etrials by Registrant are qualified in their entirety by reference to the full texts of the Merger Agreement and the form of Stockholder Support Agreement, which are filed as exhibits hereto.

Notices

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of etrials. The tender offer described herein has not yet been commenced. At the time the tender offer is commenced, Registrant and Merger Sub intend to file a tender offer statement on a Schedule TO containing an offer to purchase/prospectus, a letter of transmittal and other related documents, as well as a registration statement on Form S-4, with the Securities and Exchange Commission, or SEC. At the time the tender offer is commenced, etrials intends to file with the SEC a solicitation/recommendation statement on Schedule 14D-9 and, if required, will file a proxy statement or information statement with the SEC in connection with the Merger, the second step of the transaction, at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of etrials. The solicitation of offers to buy Shares will only be made pursuant to the offer to purchase/prospectus, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase/prospectus and the letter of transmittal, the solicitation/recommendation statement, the proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the tender offer and proposed Merger. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from the information agent to be selected by Registrant. In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about Registrant, the tender offer and the Merger may be obtained, if and when available, without charge, by directing a request to either; etrials Worldwide, Inc., Attention: Jay Trepanier, Chief Financial Officer, at 4000 Aerial Center Parkway, Morrisville, North Carolina 27560, or on etrials’s corporate website at www.etrials.com; or to Merge Healthcare Incorporated, Attention: Julie Pekarek, Investor Relations, at 6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214-5650, or on Registrant’s corporate website at www.merge.com.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Joint News Release of the Registrant and etrials dated June 1, 2009.

Exhibit 99.2	Merger Agreement, dated May 30, 2009, between Registrant and etrials Worldwide, Inc.

Exhibit 99.3	Form of Stockholder Support Agreement, dated May 30, 2009.

Exhibit 99.4	Confidentiality and Non-Disclosure Agreement, dated May 6, 2009, between Registrant and etrials Worldwide, Inc.

Exhibit 99.5	FAQ Document of Registrant regarding acquisition of etrials Worldwide, Inc. provided to Registrant’s employees following Joint News Release.

Exhibit 99.6	Employee Communication Script of employee meeting of etrials Worldwide, Inc. held following Joint News Release regarding proposed acquisition by Registrant.

Exhibit 99.7	FAQ Document of etrials Worldwide, Inc. prepared for public distribution and posted on website of etrials Worldwide, Inc. following Joint News Release regarding proposed acquisition by Registrant.

Exhibit 99.8	FAQ Document of etrials Worldwide, Inc. regarding proposed acquisition by Registrant provided to its employees following Joint News Release.

Exhibit 99.9	Form of correspondence to be provided to customers of etrials Worldwide, Inc. regarding proposed acquisition by Registrant.

~ 3 ~

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 1, 2009	MERGE HEALTHCARE INCORPORATED

/s/ Steven M. Oreskovich
By: Steven M. Oreskovich
Title: Chief Financial Officer

~ 4 ~

EXHBIT INDEX

Exhibit Number	Description

99.1	Joint News Release of the Registrant and etrials Worldwide, Inc., dated June 1, 2009

99.2	Merger Agreement, dated May 30, 2009, between Registrant and etrials Worldwide, Inc.

99.3	Form of Stockholder Support Agreement, dated May 30, 2009

99.4	Confidentiality and Non-Disclosure Agreement, dated May 6, 2009, between Registrant and etrials Worldwide, Inc.

99.5	FAQ Document of Registrant regarding acquisition of etrials Worldwide, Inc. provided to Registrant’s employees following Joint News Release

99.6	Employee Communication Script of employee meeting of etrials Worldwide, Inc. held following Joint News Release regarding proposed acquisition by Registrant

99.7	FAQ Document of etrials Worldwide, Inc. prepared for public distribution and posted on website of etrials Worldwide, Inc. following Joint News Release regarding proposed acquisition by Registrant

99.8	FAQ Document of etrials Worldwide, Inc. regarding proposed acquisition by Registrant provided to its employees following Joint News Release

99.9	Form of correspondence to be provided to customers of etrials Worldwide, Inc. regarding proposed acquisition by Registrant